[graphic omitted]

L A N E
CERTIFIED PUBLIC
GORMAN
ACCOUNTANTS
TRUBITT                      Securities and Exchange Commission
AND CONSULTANTS              Washington, D.C.  20549
L.I.P.
                             We  were  previously  the  independent  accountants
                             for  Restaurant Teams International, Inc.  and were
                             engaged to  report  on  the financial statements of
2626 Howell                  Restaurant Teams International, Inc. as  of and for
The Seventh Floor            the  two years  ended December 31, 1998.  Prior  to
Dallas,Texas  75204          completing those audits, on March 4, 1999, we  were
214.871.7500                 dismissed as  independent  accounts  of  Restaurant
Fax 214.871.0011             Teams International, Inc.
www.lgtcpa.com
                             We have read Restaurant Teams International, Inc.'s
                             statements included under  Item 4 of  its  Form 8-K
                             dated  March 9,  1999,  and  we  agree  with  such
Members:                     statements.

  AICPA                      /s/ Lane Gorman Trubitt, L.L.P.
                             -------------------------------
The McGladney Network            Lane Gorman Trubitt, L.L.P.

GMN International